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                                                                Exhibit (n)(iii)

April 26, 2005

MetLife Investors Variable Life Account Five
MetLife Investors Insurance Company of California
22 Corporate Plaza Drive
Newport Beach, CA 92660

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for Class VL, issued through MetLife Investors Variable Life Account Five (File No. 333-69852).

                                         Very truly yours,


                                         /s/ Richard C. Pearson
                                         ---------------------------------------
                                         Richard C. Pearson, Esq.
                                         Executive Vice President, General
                                         Counsel and Secretary